AMENDED AND RESTATED
                                   BY-LAWS OF
                         DELTA NATURAL GAS COMPANY, INC.


                                    ARTICLE I

                          Offices and Registered Agent

     1.1 Principal Office. The principal office of the Corporation shall be located at 3617 Lexington Road, Winchester, Kentucky 40391. The Corporation may have such other offices, either within or without the Commonwealth of Kentucky, as the business of the Corporation may require from time to time.

     1.2 Registered Office. The registered office of the Corporation shall be at 3617 Lexington Road, Winchester, Kentucky 40391. The address of the registered office may be changed from time to time by the Board of Directors.

     1.3 Registered Agent. The registered agent for the Corporation shall be the Secretary of the Corporation.


                                   ARTICLE II

                                  Shareholders

     2.1 Annual Meetings. The annual meeting of the shareholders shall be held at the principal office of the Corporation on the third Thursday in November of each year, at such time as the President may designate. The Board of Directors of the Corporation, by resolution, may for any year change the place, date and time for any annual meeting from that established by the first sentence of this
Section 2.1 of ARTICLE II. The purpose of such annual meetings shall be the election of directors and such other business as may properly come before it. If the election of directors shall not be held on the day designated for the annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be practicable.

     2.2 Special Meetings. Special meetings of the shareholders may be called by the President, a majority of the members of the Board of Directors or the holders of at least thirty-three and one-third percent (33 1/3%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, provided, however, that such call by such holders shall be subject to all requirements of Kentucky law.

     2.3 Place of Special Meetings. The President or the Board of Directors may designate any place within or without the Commonwealth of Kentucky as the place for any special meeting. If no designation is properly made, or if a special meeting be otherwise called, the place of meeting shall be at the registered office of the Corporation in the Commonwealth of Kentucky.

     2.4 Notice of Annual or Special Meeting. Written or printed notice stating the place, day and hour of the annual or special meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     2.5 Fixing of a Record Date. The Board of Directors may fix a record date in order to determine the shareholders entitled to receive dividends or distributions, to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action or receive any allotment of rights. A record date fixed by the Board of Directors shall not be more than seventy
(70) days before the meeting or action requiring a determination of shareholders. In the event no record date is fixed by the Board of Directors, the record date shall be determined pursuant to Kentucky law.

     2.6 Quorum and Voting Requirements. Unless the Corporation's Articles of Incorporation or Kentucky law requires otherwise, a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum for action on any matter. If a quorum exists, action on a matter (other than the election of directors) by a voting group shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Corporation's Articles of Incorporation or Kentucky law requires a greater number of affirmative votes.

     2.7 Proxies.

     (a) A shareholder may vote his or her shares in person or by proxy.

     (b) A shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney in fact. A telegram or cablegram appearing to have been transmitted by the proper person, or a photographic, photostatic or equivalent reproduction of a writing appointing a proxy shall be deemed to be a sufficient signed appointment form.

     (c) An appointment of a proxy shall be effective when the appointment form is received by the secretary or other officer or agent authorized to tabulate votes. An appointment shall be valid for eleven (11) months unless a longer period is expressly provided in the appointment form.

     (d) An appointment of a proxy shall be revocable by the shareholder unless the appointment form conspicuously stated that it is irrevocable and the appointment is coupled with an interest.

     2.8 Voting of Shares. Subject to the provisions of Section 2.9 hereof, each outstanding share of common stock authorized by the Corporation's Articles of Incorporation to have voting power shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. The voting rights, if any, of classes of shares other than voting common stock shall be as set forth in the Corporation's Articles of Incorporation or by appropriate legal action of the Board of Directors.

     2.9 Informal Action by Shareholders. Any action required to be taken, or which may be taken, at a meeting of the shareholders may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                                   ARTICLE III

                                    Directors

     3.1 General Powers. All corporate powers shall be exercised by or under the authority of and the business affairs of the Corporation managed under the direction of the Board of Directors.

     3.2 Number, Tenure and Qualifications. The number of directors of the Corporation shall be ten (10). The Board of Directors shall be divided into three (3) classes, with each class as nearly equal as possible. Each director shall hold office for the term for which he or she is elected or until his or her successor has been elected and qualified, whichever period is longer.

     3.3 Removal and Resignations. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Removal without cause may occur only as set forth in the Articles of Incorporation. Notwithstanding the provisions of this Section, no director may be removed, with or without cause, if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal. Any member of the Board of Directors may resign from the Board of Directors at any time by giving written notice to the President or Secretary of the Corporation, or to any other person or entity specified by Kentucky law, and unless otherwise specified in such notice, resignation shall be effective upon delivery of such notice and shall not require, acceptance to make it effective.

     3.4 Regular Meetings. A regular, annual meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place, either within or without the Commonwealth of Kentucky, for the holding of up to 12 additional regular meetings in the following twelve (12) month period without other notice than such resolution.

     3.5 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. All special meetings of the Board of Directors shall be held at the principal office of the Corporation or such other place as may be specified in the notice of the meeting.

     3.6 Notice.  Notice of any special  meeting  shall be given at least twelve
(12) hours prior thereto by written notice delivered personally or mailed to each director at his or her business address or by telephone to each director personally. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, postage prepaid. Any director may waive in writing notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     3.7. Quorum. A majority of the number of directors fixed by, or determined in accordance with, Section 3.2 hereof shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

     3.8 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise required by the Articles of Incorporation.

     3.9 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing until the next election of directors by the shareholders.

     3.10 Compensation. Each director shall be compensated in accordance with compensation guidelines established by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation there for.

     3.11 Action by Written Consent. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting, if a consent in writing setting forth the action so taken shall be signed by all of the directors.

     3.12 Chairman and Vice-Chairman of the Board. The Board of Directors may appoint one of its members Chairman of the Board of Directors. The Board of Directors may also appoint one of its members as Vice-Chairman of the Board of Directors, and such individual shall serve in the absence of the Chairman and perform such additional duties as may be assigned to him or her by the Board of Directors.


                                   ARTICLE IV

                                    Officers

     4.1 Classes. The officers of the Corporation shall be a President, one or more Vice-Presidents, a Secretary, a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.

     4.2 Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors at each regular, annual meeting of the Board of Directors. If the election of officers shall not be held at any such meeting, such election shall be held as soon thereafter as is convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

     4.3 Removal and Resignations. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer of the corporation may resign at any time by delivering notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. An officer's resignation shall not affect the Corporation's contract rights, if any, with the officer.

     4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     4.5 President. The President shall be the chief executive officer of the corporation. If no chairman or vice-chairman has been appointed or, in the absence of both, he or she shall preside at all meetings of the shareholders and of the Board of Directors. He or she may sign certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The President, in general, shall perform all duties incident to the office of President and chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meetings of shareholders of any corporation in which the Corporation may hold stock, and at any such meeting, shall hold and may exercise all rights incident to the ownership of such stock which the Corporation, as owner, might have had and exercised if present. The Board of Directors may confer like powers on any other person or persons.

     4.6 Vice-President. In the absence of the President, or in the event of his or her inability or refusal to act, the Vice Presidents in order designated at the time of their election or otherwise by the Board of Directors shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to the restrictions upon the President. Any Vice-President may sign, with the Secretary or an assistant secretary, certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned by the President or by the Board of Directors.

     4.7 Treasurer. The Treasurer shall be the chief financial officer of the Corporation. He or she shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever, deposit all such monies in the name of the Corporation in such banks, trust companies and other depositories as shall be selected in accordance with the Provisions of
Article V of these By-Laws and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     4.8 Secretary. The Secretary shall (a) prepare and keep the minutes of the shareholders' meetings and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal, if any, of the Corporation;
(d) keep a register of the Post Office address of each shareholder; (e) sign with the President or Vice-President certificates for shares of stock of the Corporation; (f) have general charge of the stock transfer books of the Corporation; (g) have responsibility for authenticating records of the Corporation; and, (h) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

     4.9 Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation.


                                    ARTICLE V

                            Contracts, Loans, Checks
                                  and Deposits

     5.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract and execute and deliver any instruments in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

     5.2 Loans. No loans shall be contracted or evidence of indebtedness issued on behalf of the Corporation unless authorized by the President or by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     5.3 Deposits, Checks, Drafts, Etc. All funds of the Corporation not otherwise employed shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies and other depositories selected by the Board of Directors or any two of the President, a Vice President or Treasurer. All checks, drafts, electronic fund transfers, wire transfers or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed or otherwise authorized by such officer or officers, employee or employees, or agent or agents of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors or any two of the President, a Vice President or Treasurer.


                                   ARTICLE VI

                           Certificates for Shares and
                                 Their Transfer

     6.1 Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors and by the laws of the Commonwealth of Kentucky. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an assistant secretary, and may be sealed with the seal of the Corporation, or a facsimile thereof. The signature of such officers upon such certificates may be facsimiles if the certificate is manually signed on behalf of a transfer agent or registrar for the Corporation. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled, except that, in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Secretary may prescribe.

     6.2 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her legal representative who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

     6.3 Shares without Certificates. In addition to representing its shares by certificates, as provided above, the Corporation is authorized to issue some or all of its shares of any or all of its classes or series without certificates.


                                   ARTICLE VII

                                 INDEMNIFICATION

     7.1 Definitions. As used in this Article VII:

     (a) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal;

     (b) "Party" includes a person who was, is or is threatened to be made a named defendant or respondent in a Proceeding;

     (c) "Expenses" include attorneys fees;

     (d)  "Officer"  means  any  person  serving  as  Chairman  of the  Board of
Directors,   President,   Vice-President,   Treasurer,  Secretary  or  Assistant
Secretary of the Corporation;

     (e) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the request of the Corporation as a Director, Officer, Partner,
Trustee, Employee or Agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A Director shall be considered serving an employee benefit plan at the request of the Corporation if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     7.2 Indemnification by Corporation.

     (a) The Corporation shall indemnify any Officer or Director who is made a Party to any Proceeding by reason of the fact that such person is or was an Officer or Director if:

     (1) Such  Officer or Director  conducted  himself or herself in good faith;
and

     (2) Such Officer or Director reasonably believed:

     (i) In the case of conduct in his or her official capacity with the Corporation, that his or her conduct was in the best interest of the Corporation; and

     (ii) In all other cases, that his or her conduct was at least not opposed to the best interest of the Corporation; and

     (3) In the case of any criminal Proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

     (b) A Director's conduct with respect to an employee benefit plan for a purpose he or she reasonably believes to be in the interest of the participants in and beneficiaries of the plan shall be conduct that satisfies the requirement of Section 7.2 (a)(2)(ii) of these By-Laws.

     (c) Indemnification shall be made against judgments, penalties, fines, settlements and reasonable expenses, including legal expenses, actually incurred by such Officer or Director in connection with a Proceeding, except that if the Proceeding was by or in the right of the Corporation, indemnification shall be made only against such reasonable expenses and shall not be made in respect of any Proceeding in which the Officer or Director shall have been adjudged to be liable to the Corporation. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, by itself, be determinative that the Officer or Director did not meet the requisite standard of conduct set forth in this Section 7.2.

     (d) (1) Reasonable expenses incurred by an Officer or Director as a Party to a Proceeding with respect to which indemnity is to be provided under this
Section 7.2 shall be paid or reimbursed by the Corporation in advance of the final disposition of such Proceeding provided:

     (i) The Corporation receives (I) a written affirmation by the Officer or Director of his or her good faith belief that he or she has met the requisite standard of conduct set forth in this Section 7.2, and (II) the Corporation receives a written undertaking by or on behalf of the Officer or Director to repay such amount if it shall ultimately be determined that he or she has not met such standard of conduct; and

     (ii) The Corporation's Board of Directors (or other appropriate decisionmaker for the Corporation) determines that the facts then known to the Board of Directors (or decisionmaker) would not preclude indemnification under Kentucky law.

     (2) The undertaking required herein shall be an unlimited general obligation of the Officer or Director but shall not require any security and shall be accepted without reference to the financial ability of the Officer or Director to make repayment.

     (3) Determinations and authorizations of payments under this Section 7.2(d) shall be made in the manner specified in Section 7.2(e) of these By-Laws.

     (e) (1) The Corporation shall not indemnify an Officer or Director under this Section 7.2 unless authorized in the specific case after a determination has been made that indemnification of the Officer or Director is permissible in the circumstances because he or she has met the standard of conduct set forth in this Section 7.2.

     (2) Such determination shall be made:

     (i) By the Corporation's Board of Directors by majority vote of a quorum consisting of directors not at the time Parties to the Proceeding;

     (ii) If a quorum cannot be obtained under Section 7.2(e)(2)(i), by majority vote of a committee duly designated by the Corporation's Board of Directors (in which designation directors who are Parties may participate), consisting solely of two (2) or more directors not at the time Parties to the Proceeding; or

     (iii) By special legal counsel:

     (I) Selected by Corporation's Board of Directors or its committee in the manner prescribed in Sections 7.2(e)(2)(i) and (ii); or

     (II) If a quorum of the Board of Directors cannot be obtained under Section 7.2(e)(2)(i) and a committee cannot be designated under Section 7.2(e)(2)(ii), selected by a majority vote of the full Board of Directors (in which selection directors who are Parties may participate); or

     (3) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Section 7.2(e)(2)(iii) to select counsel.

     7.3 Further  Indemnification.  Notwithstanding  any  limitation  imposed by
Section 7.2 or  elsewhere  and in addition to the  indemnification  set forth in
Section 7.2, the Corporation, to the full extent permitted by law, may agree by contract or otherwise to indemnify any Officer or Director and hold him or her harmless against any judgments, penalties, fines, settlements and reasonable expenses actually incurred or reasonably anticipated in connection with any Proceeding in which any Officer or Director is a Party, provided the Officer or Director was made a Party to such Proceeding by reason of the fact that he or she is or was an Officer or Director of the Corporation or by reason of any inaction, nondisclosure, action or statement made, taken or omitted by or on behalf of the Officer or Director with respect to the Corporation or by or on behalf of the Officer or Director in his or her capacity as an Officer or Director.

     7.4 Insurance. The Corporation may, in the discretion of the Board of Directors, purchase and maintain or cause to be purchased and maintained insurance on behalf of all Officers and Directors against any liability asserted against them or incurred by them in their capacity or arising out of their status as an Officer or Director, to the extent such insurance is reasonably available. Such insurance shall provide such coverage for the Officers and Directors as the Board of Directors may deem appropriate.


                                  ARTICLE VIII

                                  Miscellaneous

     8.1 Amendments. The Board of Directors shall have the power and authority to alter, amend or repeal By-Laws of the Corporation, subject always to the power of the shareholders under Kentucky law to change or repeal such By-Laws.

     8.2 Fiscal Year. The Board of Directors shall have the power to fix, and from time to time change, the fiscal year of the Corporation. The fiscal year of the Corporation shall begin on the first day of July and end on the thirtieth day of June of each year.

     8.3 Dividends. The Board of Directors may, from time to time, make distributions to shareholders in the manner and upon the terms and conditions provided by Kentucky law and its Articles of Incorporation.

     8.4 Seal. The Board of Directors may adopt a corporate seal.

     8.5 Waiver of Notice. Whenever any notice is required to be given or delivered under the provisions of these By-Laws, or under the provisions of the Corporation's Articles of Incorporation, or under the provisions of the corporation laws of the Commonwealth of Kentucky, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time state, therein, shall be equivalent to the delivery or giving of such notice.

     8.6 Construction. Unless the context specifically requires otherwise, any reference in these By-Laws to any gender shall include all other genders; any reference to the singular shall include the plural; and any reference to the plural shall include the singular.


                                 THESE BY-LAWS WERE DULY ADOPTED BY THE
                                 BOARD OF DIRECTORS OF DELTA
                                 NATURAL GAS COMPANY, INC.
                                 EFFECTIVE MAY 2, 2003


                                 __________________________
                                 JOHN F. HALL, SECRETARY